SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): June 1, 2009

SARS CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-51046	33-0677545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

601 108th Avenue NE, Suite 1908
Bellevue, WA 98004
 (Address of principal executive offices)

Registrant’s telephone number, including area code: 866-276-7277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2009, SARS Corporation (“SARS”) executed an asset assignment agreement (the “Agreement”) with The Clarence Group, LLC of St. Louis, Missouri (“Clarence”) wherein SARS will assign certain assets including primary monitoring assets and associated customer contacts to Clarence.  The Agreement is scheduled to close on or prior to June 10, 2009 (the “Closing”).   As of the date of the Closing, all UK and U.S. based mobile asset tracking owned and managed by SARS will be owned, operated and controlled by Clarence.   In exchange for the assignment of the assets pursuant to the Agreement, Clarence has agreed to reduce the secured note (the “Note”) payable from SARS to Clarence.  The Note will be reduced from $1,126,256.45 to $275,000.  Additionally, Clarence has agreed to release its security interest from the Note.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.4	Asset Assignment Agreement	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2009

SARS Corporation

/s/Geoff Meagher
By: Geoff Meagher
Its:  Interim Chief Executive Officer, Chairman